EXHIBIT 32-1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Alex Hazan, Chairman of the Board of Directors and Chief Executive Officer of Royal Spring Water Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended August 31, 2006 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alex Hazan
Alex Hazan Chairman of the Board of Directors and Chief Executive Officer January 31, 2007